Exhibit 99.1

The Marygold Companies Reports Financial Results

For its Second Fiscal Quarter Ended December 31, 2025

San Clemente, Calif., February 5, 2026 – The Marygold Companies, Inc. (the “Company”) (NYSE American: MGLD), a global holding firm with a focus on financial services, today reported financial results for its second fiscal quarter ended December 31, 2025.

Revenue for the three months ended December 31, 2025, amounted to $7.6 million, compared with the prior year period, when revenues were $8.0 million and which also included $0.6 million from Brigadier Security Systems (2000) Ltd. (“Brigadier”), a wholly owned subsidiary that was sold in July 2025 for $2.5 million. The Company’s net loss for the quarter was $0.6 million as compared with a net loss of $1.7 million for the second quarter of the prior fiscal year. The $1.1 million improvement in performance, or a loss of $0.01 per share as compared with $0.04 per share, is attributed to significant expense reductions in the fintech development and marketing expenses, along with the elimination of interest-bearing debt service.

Revenue for the six months ended December 31, 2025, totaled $14.6 million, compared with $15.9 million for the prior year period, which included $1.3 million from Brigadier. The Company’s net loss for the first half of fiscal year 2026 was $0.9 million compared to a net loss of $3.3 million in the prior year period. The improvement from posting a net loss of $0.08 per share a year ago to a net loss of $0.02 per share for the most recent period is attributed to the same factors as experienced in the three-month results, coupled with a $0.5 million gain on the sale of Brigadier.

Marygold’s balance sheet remained strong at the close of the fiscal 2026 second quarter. Cash and cash equivalents amounted to $4.1 million, with total assets of $27.8 million, total stockholders’ equity of $22.7 million and no debt.

“Results for the second quarter showed marked improvement over the prior year period, reflecting strategies management has taken to sharply reduce operating losses. We curtailed further development costs of our proprietary mobile fintech app and closely controlled expenses throughout the Company,” said David Neibert, Chief Operations Officer. “During the second quarter, we were pleased to have launched a new ETF (Ticker: WTIB) that is now trading on the NYSE Arca exchange. We are also assessing the viability of our mobile fintech app in the U.K., which showed modest growth during the quarter. We are pleased to report that our Original Sprout subsidiary was profitable for the second consecutive quarter, which was something we did not see last year. Management is dedicated to continuing these steps toward profitable operations on a consolidated basis throughout this fiscal year.”

Nicholas Gerber, Chief Executive Officer, added, “Our focus remains on growing in the financial services sector, which we know well and believe provides scalable, recurring revenue and strong long-term growth, driven by data, technology and customer trust. Concentrating our resources in financial services allows us to leverage our core capabilities, while adding value and maximizing long-term returns for our shareholders.”

Business Units

The Company’s USCF Investments subsidiary, https://www.uscfinvestments.com/, acquired in 2016 and based in Walnut Creek, Calif., serves as manager, operator or investment adviser to 16 exchange traded products, structured as limited partnerships or investment trusts that issue shares trading on the NYSE Arca.

Gourmet Foods, https://gourmetfoodsltd.co.nz/, acquired in 2015, is a commercial-scale bakery that produces and distributes iconic meat pies and pastries throughout New Zealand under the brand names Pat’s Pantry and Ponsonby Pies. Acquired by Gourmet Foods in 2020, Printstock Products Limited, https://www.printstock.co.nz, is a printer of specialized food wrappers and is located in Napier, New Zealand.

San Clemente, Calif.-based Original Sprout, www.originalsprout.com, acquired in 2017, produces a full line of hair and skin care products distributed throughout the U.S. and in many regions throughout the world.

Marygold & Co. (UK) Limited, https://marygoldandco.uk/, was established in the U.K. in 2021 and operates through two U.K.-based investment advisory business units: Marygold & Co Limited (fka/Tiger Financial and Asset Management), acquired in 2022, http://www.tfam.co.uk/, and Step-by-Step Financial Planners, acquired in 2024, https://www.sbsfp.co.uk/, that manage clients’ financial wealth across a diverse product range. They also offer individuals and businesses in the U.K. a mobile fintech app that provides a high interest rate on deposits and intuitive money management tools.

About The Marygold Companies, Inc.

The Marygold Companies, Inc. was founded in 1996 and repositioned as a global holding firm in 2015. The Company currently has operating subsidiaries in financial services, food manufacturing, printing, and beauty products, under the trade names USCF Investments, Marygold & Co., Step-By-Step Financial Planners, Marygold & Co. Limited, Gourmet Foods, Printstock Products, and Original Sprout, respectively. Offices and manufacturing operations are in the U.S., New Zealand, and the U.K. For more information, visit www.themarygoldcompanies.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may” “will,” “could,” “should” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements, including, but not limited to, positioning the Company for a return to operating profitability, involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Readers should refer to the further detail of the risks disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission and in the Company’s other filings with the Securities and Exchange Commission. The foregoing list of factors is not exclusive. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.

Media and investors, for more Information, contact:

Roger S. Pondel

PondelWilkinson Inc.

310-279-5965

rpondel@pondel.com

Contact the Company:

David Neibert, Chief Operations Officer

949-218-8542

dneibert@themarygoldcompanies.com

Financial tables follow:

THE MARYGOLD COMPANIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	December 31, 2025	June 30, 2025
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,122	$5,005
Accounts receivable, net (of which $1,577 and $1,281, respectively, due from related parties)	2,276	2,361
Inventories	1,798	2,001
Prepaid income tax and tax receivable	1,144	783
Investments, at fair value	7,465	7,829
Other current assets	611	1,067
Total current assets	17,416	19,046

Restricted cash	12	63
Property and equipment, net	440	1,038
Operating lease right-of-use assets	1,003	984
Goodwill	2,270	2,481
Intangible assets, net	903	1,029
Deferred tax assets, net	3,440	3,440
Other assets	2,315	2,339
Total assets	$27,799	$30,420

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$3,506	$3,831
Lease liabilities, current portion	711	556
Advance from buyer	-	720
Purchase consideration payable, current portion	253	257
Notes payable, current portion	-	1,268
Total current liabilities	4,470	6,632

Lease liabilities, net of current portion	420	580
Deferred tax liabilities, net	221	221
Total long-term liabilities	641	801
Total liabilities	5,111	7,433

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.001; 50,000 shares authorized Series B: 13 shares issued and outstanding at both December 31, 2025 and June 30, 2025	-	-
Common stock, $0.001 par value; 900,000 shares authorized; 42,811 and 42,818 shares issued and outstanding at December 31, 2025 and June 30, 2025, respectively	42	42
Additional paid-in capital	15,276	15,167
Accumulated other comprehensive income (loss)	104	(420)
Retained earnings	7,266	8,198
Total stockholders’ equity	22,688	22,987
Total liabilities and stockholders’ equity	$27,799	$30,420

THE MARYGOLD COMPANIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2025	2024	2025	2024

Revenue
Fund management - related party	$4,565	$4,685	$8,894	$9,276
Food products	1,651	1,688	3,407	3,510
Beauty products	1,159	832	1,830	1,430
Security systems	-	585	-	1,274
Financial services	268	214	476	423
Revenue	7,643	8,004	14,607	15,913

Cost of revenue	1,987	2,076	3,586	4,203

Gross profit	5,656	5,928	11,021	11,710

Operating expense
Salaries and compensation	2,622	2,947	5,091	6,094
General and administrative expense	1,700	2,361	3,755	4,926
Fund operations	1,450	1,566	2,976	2,978
Marketing and advertising	459	738	944	1,407
Depreciation and amortization	56	142	150	301
Total operating expenses	6,287	7,754	12,916	15,706

Loss from operations	(631)	(1,826)	(1,895)	(3,996)

Other income (expense):
Interest and dividend income	127	1,064	212	1,215
Interest expense	(1)	(362)	(70)	(393)
Gain on sale of Brigadier	-	-	521	-
Other (expense) income, net	(59)	(1,105)	159	(1,124)
Total other income (expense), net	67	(403)	822	(302)

Loss before income taxes	(564)	(2,229)	(1,073)	(4,298)

Provision for (benefit from) income taxes	(12)	482	141	966

Net loss	$(576)	$(1,747)	$(932)	$(3,332)

Weighted average shares of common stock
Basic and diluted	42,863	40,863	42,951	40,855

Net loss per common share
Basic and diluted	$(0.01)	$(0.04)	$(0.02)	$(0.08)